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                                                                    Exhibit 10.2


                        FORM OF EXPLICIT RIGHTS AGREEMENT



         EXPLICIT RIGHTS AGREEMENT, dated as of __________, 1998 (this "Agreement"), by and among Spice Entertainment Companies, Inc., a Delaware corporation ("Spice Entertainment"), [and any other Spice Entertainment affiliated entity that is a party to the relevant License Agreement(s) (as defined below)] (collectively, "Spice"), and Directrix, Inc., a Delaware corporation and a wholly owned subsidiary of Spice Entertainment as of the date hereof ("Subco").

         WHEREAS, Spice and the licensor listed on Schedule A hereto (the "Licensor") have entered into the agreement(s) listed on Schedule A hereto (as currently in effect on the date hereof, the "License Agreement(s)"), pursuant to which the Licensor has licensed, has agreed to license in the future, or may license from time to time, to Spice certain rights in connection with certain adult motion pictures produced, co-produced or otherwise distributed by the Licensor.

         WHEREAS, listed on Schedule A are the titles of the motion pictures which have been licensed to Spice under the License Agreement(s) as of the date hereof, and such Schedule shall be revised from time to time to include the titles of any motion pictures which the Licensor is required to license to Spice under the License Agreement(s) after the date hereof (all such motion pictures collectively, the "Licensed Pictures").

         WHEREAS, Playboy Enterprises, Inc., a Delaware corporation ("Playboy"), and Spice Entertainment have entered into an Agreement and Plan of Merger, dated as of May 29, 1998 (the "Merger Agreement"), wherein they have agreed to merge (the "Merger") in accordance with the terms and conditions contained therein.

         WHEREAS, pursuant to the Merger Agreement, Spice Entertainment will cause certain assets and liabilities of Spice to be transferred to Subco in accordance with the terms of this Agreement and the other Related Agreements (as defined in the Merger Agreement).

         WHEREAS, Spice desires to cause Subco to receive certain rights in and to the Licensed Pictures in accordance with the terms of this Agreement, and the Licensor has separately consented to all of the terms of this Agreement and the transactions contemplated hereby by executing a Licensor consent, substantially in the form of Exhibit A hereto (the "Licensor Consent").

         NOW, THEREFORE, in consideration of the premises, and of the respective covenants and agreements set forth in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the




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parties hereto hereby agrees and otherwise consents to
the following and, to the extent necessary, hereby agrees to amend, waive or otherwise modify the License Agreement(s) in order to permit and otherwise effect the same:

         1. C-Band Defined Rights. Effective as of the closing of the Merger (the "Closing Date"), Spice hereby assigns to Subco all of its right, title and interest in, to and under the License Agreement(s) insofar as such License Agreement(s) relate to the C-Band Defined Rights in and to the Licensed Pictures, subject to any liens or other encumbrances (including sublicenses), if any, with respect thereto. Effective as of the Closing Date, Subco hereby unconditionally assumes and undertakes to pay, perform and satisfy, when due, all of Spice's obligations and liabilities under the License Agreement(s) insofar as such obligations and liabilities relate to the C-Band Defined Rights in and to the Licensed Pictures.

         2. Internet Defined Rights.

                  (a) Effective as of the Closing Date, Spice hereby assigns to Subco all of its right, title and interest in, to and under the License Agreement(s) insofar as such License Agreement(s) relate to the Internet Defined Rights in and to the Licensed Pictures, subject to any liens or other encumbrances (including sublicenses), if any, with respect thereto. Effective as of the Closing Date, Subco hereby unconditionally assumes and undertakes to pay, perform and satisfy, when due, all of Spice's obligations and liabilities under the License Agreement(s) insofar as such obligations and liabilities relate to the Internet Defined Rights in and to the Licensed Pictures.

                  (b) Effective as of the Closing Date, Subco hereby grants to Spice an irrevocable and royalty free non-exclusive sublicense in and to the Internet Defined Rights in and to the Licensed Pictures.

         3. License Fees. Notwithstanding anything contained herein, Subco shall not be liable to pay to the Licensor or Spice any license fee under the License Agreement(s). Spice shall remain responsible, to the extent provided under the License Agreement(s), for all license fees payable to the Licensor thereunder.

         4. Definition of Certain Terms. As used in this Agreement, the following terms shall have the following meanings:

                  (a) "C-Band Defined Rights" shall mean, in and to any Licensed Picture, as, and solely to the extent that, such rights have been granted to Spice in connection with such Licensed Picture under the applicable License Agreement, the right to transmit via C-Band and sublicense and distribute for transmission via C-Band, the Explicit Version of such Licensed Picture and the Explicit Still Images with respect to such Explicit Version, including the right to edit, reproduce and to make dubbed and/or translated variations of, such Explicit Version or Explicit Still Images, as the case may be (provided that any motion picture or still

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image so edited or varied continues to constitute an "Explicit Version" or an
"Explicit Still Image" as defined herein, as the case may be), to advertise, promote and market such Explicit Version or Explicit Still Images (provided that no advertising may disparage Playboy), to cause the production of trailers of such Explicit Version and to perform, disseminate and exhibit such trailers in accordance with such License Agreement, and to engage in such other incidental activities consistent with the foregoing to the extent reasonably necessary to exploit the right to transmit via C-Band and to sublicense and distribute for transmission via C-Band such Explicit Version or Explicit Still Images, as the case may be.

                  (b) "Explicit Still Images," with respect to the Explicit Version of any Licensed Picture, shall mean all of the still images included within such Explicit Version or included with such Explicit Version by the Licensor, the content of which would generally be considered in the adult industry to be that of "adult" still images and equally as explicit as, or more explicit than, "hot cable" still images and which are otherwise substantially similar in content and degree of explicitness to the still images currently featured on the Internet sites maintained by Emerald Media, Inc.

                  (c) "Explicit Version," with respect to any Licensed Picture, shall mean the version of such Licensed Picture, if any, which is designated as the "Explicit Version" (or the analogous description) of such Licensed Picture under the terms of the applicable License Agreement, the content of which would generally be considered in the adult industry to be that of "explicit" adult motion pictures and more explicit than the "hot cable" or "cable" version of such Licenced Picture, and which is otherwise substantially similar in content and degree of explicitness to the movies and related programming currently featured on the C-Band channels maintained by Emerald Media, Inc.

                  (d) "Internet Defined Rights" shall mean, in and to any Licensed Picture, as, and solely to the extent that, such rights have been granted to Spice in connection with such Licensed Picture under the applicable License Agreement, the right to transmit worldwide via the Internet and sublicense and distribute for transmission worldwide via the Internet the Explicit Version of such Licensed Picture and the Explicit Still Images with respect to such Explicit Version, including the right to edit, reproduce and to make dubbed and/or translated variations of, such Explicit Version or Explicit Still Images, as the case may be (provided that any motion picture or still image so edited or varied continues to constitute an "Explicit Version" or an "Explicit Still Image" as defined herein, as the case may be), to advertise, promote and market such Explicit Version or Explicit Still Images (provided that no advertising may disparage Playboy), to cause the production of trailers of such Explicit Version and to perform, disseminate and exhibit such trailers in accordance with such License Agreement, and to engage in such other incidental activities consistent with the foregoing to the extent reasonably necessary to exploit the right to transmit via the Internet and to sublicense and distribute for transmission via the Internet such Explicit Version or Explicit Still Images, as the case may be.

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                  (e) "Territory" shall mean the United States and Canada
(including all of the territories and possessions of the foregoing) and the islands of the Caribbean.

                  (f) "via C-Band" shall mean via C-Band satellite, in either the analog or digital format, intended and otherwise authorized solely for reception by C-Band subscribers located solely within the Territory.

         5. Access to Explicit Versions. Each of Spice and Subco hereby reaffirms that after the Closing Date Spice shall remain the sole and exclusive owner, to the extent otherwise provided under the License Agreement(s), of the master tapes, videotape dubs or other tapes of all versions of the Licensed Pictures, including the Explicit Version (the "Tapes"). Subco shall be permitted reasonable access to such Tapes to the extent necessary to exploit the rights assigned to it hereunder. Subco shall be permitted to make copies of any of the Tapes and to remain the sole and exclusive owner of such copies to the extent otherwise permitted under the License Agreement(s) and subject to the terms of this Agreement. All costs and expenses incurred by Spice or Subco in connection with any access or other exploitation of the Tapes by Subco, including, without limitation, all duplication expenses, shall be borne by Subco.

         6. Other Rights Under the License Agreement(s); Licensed Pictures. Spice shall retain all rights, title and interests under the License Agreement(s) not expressly assigned to Subco in Section 1 or Section 2 hereof, including, without limitation, all rights relating to the Explicit Versions of the Licensed Pictures that are not C-Band Defined Rights or Internet Defined Rights. All terms of the License Agreement(s) not amended or otherwise modified by this Agreement shall remain in full force and effect as currently provided under the License Agreement(s). Notwithstanding anything contained herein, the Licensed Pictures shall not include any motion pictures licensed to Spice pursuant to any renewals, extensions, amendments or other modifications of the License Agreement(s) (including the Schedules thereto) made after the Closing Date. Spice hereby agrees that, in connection with any motion pictures licensed to Spice pursuant to any renewals, extensions, amendments or other modifications of the License Agreement(s) (including the Schedules thereto) made after the Closing Date, Spice will acquire (with respect to Internet Defined Rights) only a non-exclusive license in and to the Internet Defined Rights in and to such motion pictures. Spice hereby agrees that it will not directly or indirectly, enter into any agreement or other arrangement to acquire any licensing, distribution or transmission rights with respect to any Explicit Programming or Explicit Still Images (as such terms are defined in the Non-Competition Agreement between Playboy and Subco) for transmission during the Restricted Period (as defined in such Non-Competition Agreement) via C-Band. Each of Spice and Subco hereby consents to the terms contained in the Licensor Consent, including, without limitation Section 3 thereof. Furthermore, Spice agrees that the terms of Section 5 of this Agreement shall apply in a substantially similar manner to any motion pictures licensed by the Licensor to Subco under Section 3 of the Licensor Consent.

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         7. No Cross-Default. The parties hereto are independent entities and nothing herein shall be construed to constitute any parties hereto as partners or as joint venturers, or as agent of any one or more of the other parties. To the extent any part of the License Agreement(s) are assigned to Subco in accordance with Section 1 or Section 2 hereof, such assigned parts shall be understood to constitute agreements between the Licensor and Subco which are entirely separate agreements from the portion of the License Agreement(s) between the Licensor and Spice which is not so assigned. Accordingly, no party hereto shall be responsible, or otherwise bear any liability or obligation, for any default or breach of the terms of the License Agreement(s) or this Agreement by any other party hereto.

         8. Further Assurances. The parties hereto shall cooperate with one another and shall execute and deliver, or cause to be executed and delivered, such documents and other papers, and take such further actions, as may be reasonably requested or desirable to carry out the provisions hereof and to consummate the transactions contemplated hereby.

         9. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

         10. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the state of New York applicable to agreements made and to be performed entirely within such state without regard to conflicts of law principles thereof.




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         IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed on its behalf as of the day and year first above-written.


                                    SPICE ENTERTAINMENT COMPANIES, INC.


                                    By:
                                         --------------------------------------
                                         Name:
                                         Title:


                                    [OTHER SPICE ENTITIES]


                                    By:
                                         --------------------------------------
                                         Name:
                                         Title:


                                     DIRECTRIX, INC.


                                     By:
                                          -------------------------------------
                                          Name:
                                          Title:




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                                   SCHEDULE A


Licensor                License Agreement(s)           Licensed Picture(s)
--------                --------------------           -------------------